As filed with the Securities and Exchange Commission on March 29, 2002
                                                 Registration No. 333-
------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                      -------------------------------------
                                   FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER
                           THE SECURITIES ACT OF 1933

                              MITY ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)



               UTAH                                    87-0448892
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)


                             1301 WEST 400 NORTH
                               OREM, UTAH 84057
              (Address of Principal Executive Offices and Zip Code)

                   MITY-LITE, INC. EMPLOYEE RETIREMENT PLAN
                  MITY-LITE, INC. 1997 STOCK INCENTIVE PLAN
                          (Full title of the plan)

                              Gregory L. Wilson
                                  President
                            MITY ENTERPRISES, INC.
                             1301 West 400 North
                               Orem, Utah 84057
                                (801) 224-0589
                     (Name, address and telephone number,
                  including area code, of agent for service)

                                   Copies to:
                             Nolan S. Taylor, Esq.
                             Dorsey & Whitney LLP
                       170 South Main Street, Suite 900
                          Salt Lake City, Utah 84101
                                 (801) 933-7360

                        CALCULATION OF REGISTRATION FEE

                                        PROPOSED     PROPOSED
     TITLE OF                            MAXIMUM      MAXIMUM
    SECURITIES            AMOUNT        OFFERING     AGGREGATE      AMOUNT OF
      TO BE                TO BE          PRICE      OFFERING     REGISTRATION
    REGISTERED         REGISTERED(1)    PER SHARE      PRICE           FEE
----------------      -------------     ---------    ----------   ------------
Common Stock, par
 value $.01 per share
 to be issued under
 the:

Mity-Lite, Inc.
 Employee Retirement   100,000 shares   $12.84 (2)   $1,284,000      $118.13
 Plan

Mity-Lite, Inc. 1997    70,000 shares   $12.84 (2)     $898,800       $82.69
 Stock Incentive Plan   70,000 shares    $8.15 (3)     $570,500       $52.49
                        10,000 shares    $9.70 (3)      $97,000        $8.92
                       --------------   ----------   ----------     ----------
TOTALS:                250,000 shares                $2,850,300      $262.23

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate number of interests to be issued or sold pursuant to the Mity-Lite, Inc. Employee Retirement Plan described herein.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) based upon the average of the high and low prices of the registrant's common stock as reported on the NASDAQ National Market System on March 26, 2002.

(3) Such shares are issuable upon the exercise of outstanding options with fixed exercise prices granted pursuant to the Mity-Lite, Inc. 1997 Stock Incentive Plan. Pursuant to Rule 457(h)(1), the aggregate offering price and the amount of the registration fee for such shares have been computed based upon the exercise price of such option shares.

                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by MITY Enterprises, Inc. (the "Company") and the Mity-Lite, Inc. Employee Retirement Plan (the "Plan") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this registration statement:

     (a)  Annual Report on Form 10-K for the fiscal year ended March 31, 2001;

     (b) Annual Report on Form 11-K for the Mity-Lite, Inc. Employee Retirement Plan for the fiscal year ended December 31, 2000;

     (c) Quarterly Reports on Form 10-Q for the quarter ended June 30, 2001, the quarter ended September 30, 2001 and the quarter ended December 31, 2001;

     (d) Current reports on Form 8-K filed on August 9, 2001, September 18, 2001, September 24, 2001, October 11, 2001, November 7, 2001, February 6, 2002
(as amended by the Current Report on from 8-K/A filed also on February 6, 2002) and February 15, 2002.

     (e) The description of the Company's common stock contained in its registration statement on Form 8-A dated April 22, 1994.

     All documents subsequently filed by the Company or the Plan pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Sections 16-10a-901 through 16-10a-909 of the Utah Revised Business Corporation Act, as amended (the "Utah Act"), permit the Company to indemnify its officers and directors for certain of their acts. Article V of the Company's Amended and Restated Articles of Incorporation, as amended, mandates such indemnification to the maximum extent allowed and in the manner permitted under the Utah Act.

     Specifically, Section 16-10a-902 ("Section 902") of the Utah Act provides that the Company may indemnify any individual who was, is, or is threatened to be made a named defendant or respondent in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, because he is or was a director of the Company or is or was serving at its request as a director, officer, partner, trustee, employee, fiduciary or agent of another corporation or other person or of an employee benefit plan, against any obligation incurred with respect to a proceeding, including any judgment, settlement, penalty, fine or reasonable expense (including attorneys' fees), incurred in the proceeding if his conduct was in good faith, he reasonably believed that his conduct was in, or not opposed to, the best interests of the corporation, and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; except that (i) indemnification under
Section 902 in connection with a proceeding by or in the right of the Company is limited to payment of reasonable expenses (including attorney's fees) incurred in connection with the proceeding and (ii) the Company may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the Company, or in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in his official capacity, in which proceeding he was adjudged liable on the basis that he derived an improper personal benefit.

     The Company may not indemnify a director under Section 902 unless authorized and a determination has been made by the board of directors, a committee of the board of directors, special legal counsel or the shareholders that indemnification of the director is permissible in the circumstances because the director met the applicable standard of conduct set forth in
Section 902.

     Under Section 16-10a-903 of the Utah Act ("Section 903"), unless otherwise limited by the Company's articles of incorporation, the Company must indemnify a director who was successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director, against his or her reasonable expenses (including attorneys' fees). In addition to the indemnification provided by Section 902 and Section 903, the Utah Act further provides in Section 16-10a-905 ("Section 905") that, unless otherwise limited by the Company's articles of incorporation, a director may apply for indemnification to a court, and the court may order the Company to pay either mandatory indemnification under Section 903 or other indemnification under Section 902.

     The Company may not advance expenses to a director to whom the Company may ultimately be responsible for indemnification unless authorized after the director furnishes the following to the Company: (i) a written affirmation of his good faith belief that he has met the applicable standard of conduct described in Section 902; and (ii) a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet that standard of conduct. Additionally, a determination must also be made by the board of directors, a committee of the board of directors, special legal counsel or the shareholders that the facts then known to those making the determination would not preclude indemnification.

     Under Section 16-10a-907 of the Utah Act, unless the Company's articles of incorporation provide otherwise, the Company's officers are entitled to mandatory indemnification under Section 903 and are entitled to apply for court ordered indemnification under Section 905. The Company may also indemnify and advance expenses to its officers to the same extent it may to its directors under Section 902 and to a greater extent if not inconsistent with public policy and if provided for in the Company's articles of incorporation, bylaws, board of director action or contract.

     Section 16-10a-841 of the Utah Act provides that the liability of a director to the Company or its stockholders for monetary damages for any action taken or any failure to take any action, as a director, may be limited or eliminated by the Company except for liability for (i) the amount of financial benefit received by a director to which he is not entitled; (ii) an intentional infliction of harm on the corporation or its stockholders; (iii) a violation of Section 16-10a-842 of the Utah Act, which prohibits unlawful distributions by a corporation to its stockholders; or (iv) an intentional violation of criminal law. Article IV of the Company's Articles of Incorporation provides that the personal liability of any director to the Company or its stockholders for monetary damages for any action taken or the failure to take any action, as a director, is eliminated to the fullest extent permitted by the Utah Act.

     The Company has entered into Indemnification Agreements with its officers and directors. These Indemnification Agreements provide that the Company will indemnify such officers and directors to the maximum extent allowed and in the manner permitted by the Utah Act. Additionally, such Indemnification Agreements contractually bind the Company with respect to indemnification and contain certain exceptions to indemnification, but do not limit the indemnification available pursuant to the Company's articles of incorporation or under the Utah Act.

     The Company maintains insurance from commercial carriers against certain liabilities which may be incurred by its directors and officers.

ITEM 8.  EXHIBITS.

     The Exhibits to this registration statement are listed in the Exhibit Index of this registration statement, which Exhibit Index is incorporated in this registration statement by reference.

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orem, State of Utah, on March 29, 2002.

                                   MITY ENTERPRISES, INC.
                                   (Registrant)
                                   By:  /s/ Gregory L. Wilson
                                        -------------------------------------
                                        Gregory L. Wilson
                                   Its: President and Chief Executive Officer


     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustees have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orem, State of Utah, on March 29, 2002.

                                   MITY-LITE, INC. EMPLOYEE RETIREMENT PLAN
                                   (Plan)
                                   By:  /s/ Gregory L. Wilson
                                        -------------------------------------
                                        Gregory L. Wilson
                                        Its: Trustee

                             POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Gregory L. Wilson his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on March 29, 2002 by the following persons in the capacities indicated.

         SIGNATURE                           TITLE                  DATE

/s/ Gregory L. Wilson                Chairman of the Board,
------------------------------   President and Chief Executive  March 29, 2002
Gregory L. Wilson                     Officer and Director
                                 (Principal Executive Officer)

/s/ Bradley T Nielson             Chief Financial Officer and
------------------------------      Chief Operating Officer     March 29, 2002
Bradley T Nielson                  (Principal Financial and
                                      Accounting Officer)

/s/ Ralph E. Crump
------------------------------            Director              March 29, 2002
Ralph E. Crump


/s/ Peter Najar
------------------------------            Director              March 29, 2002
Peter Najar


/s/ C. Lewis Wilson
------------------------------            Director              March 29, 2002
C. Lewis Wilson


/s/ Hal B. Heaton
------------------------------            Director              March 29, 2002
Hal B. Heaton

                           INDEX TO EXHIBITS


EXHIBIT NO.    DESCRIPTION OF EXHIBIT
5.1            Opinion of Dorsey & Whitney LLP
23.1           Consent of Deloitte & Touche LLP
23.2           Consent of Crowe, Chizek and Company LLP
23.3           Consent of Dorsey & Whitney LLP (included as part of Exhibit
               5.1)
24.1           Power of Attorney (included with the signatures in Part II of this registration statement)